UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2009

BERRY PETROLEUM COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	1-9735 (Commission File Number)	77-0079387 (IRS Employer Identification Number)

1999 BROADWAY, SUITE 3700, DENVER, COLORADO (Address of Principal Executive Offices)	80202 (Zip Code)

Registrant’s telephone number, including area code: (303) 999-4400

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On May 19, 2009, Berry Petroleum Company (NYSE:BRY) (“Company”) entered into an agreement to sell its East Texas gas gathering system to Velocity East Texas Gathering, LLC for $18.5 million in cash. The Company will enter into a concurrent long-term gas gathering agreement for its East Texas production.  The transaction is expected to close in June 2009. The completion of the transaction is subject to certain conditions and there is no assurance that all such conditions will be satisfied. The news release is attached hereto as Exhibit 99.1, which is incorporated by reference in its entirety.

Item  8.01 - Other Events

The Company also announced that its board of directors has authorized a $32 million increase to its 2009 capital budget, now totaling approximately $132 million.

Item 9.01 Financial Statements and Exhibits

    (d) Exhibits

99.1 - News Release by Berry Petroleum Company dated May 20, 2009, titled "Berry Petroleum Agrees to Sell East Texas Midstream Assets."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

BERRY PETROLEUM COMPANY
By:	/s/ Kenneth A. Olson
Kenneth A. Olson
Corporate Secretary

Date: May 19, 2009